SHAREHOLDERS GATHER FOR
MIDDLESEX WATER COMPANY ANNUAL MEETING

ISELIN, NJ, (May 25, 2011) “We continue to distinguish ourselves in the marketplace and provide solutions for developers and municipalities by offering a broad scope of service offerings in the water, wastewater, contract operations and ancillary service areas,” said Dennis W. Doll, Chairman, President and CEO, at the Company’s Annual Meeting of Shareholders held Tuesday, May 24, 2011 at its corporate headquarters. Middlesex Water Company (NASDAQ:MSEX), is a provider of water and wastewater and related services, in New Jersey, Delaware and Pennsylvania.
Mr. Doll also outlined the company’s strategy for shareholder value including prudent investment in regulated utility infrastructure, pursuit of acquisitions at reasonable prices, pursuit of profitable operating contracts, timely and adequate recovery through the regulated ratemaking process and geographic diversification.
A. Bruce O’Connor, Vice President and Chief Financial Officer, reported on the Company’s most recent financial performance and discussed the impact of the economy, customer growth and consumption trends in 2010 and the first quarter of 2011.  Mr. O’Connor also discussed the capital expenditure and funding plans for 2011, Middlesex Water’s dividend growth history, rate proceedings and other factors relevant to financial performance.
Richard M. Risoldi, Chief Operating Officer, described key operating highlights including the Company’s record breaking marsh main project under the Raritan River in New Jersey, the rehabilitation of the reservoir serving the City of Perth Amboy, also in New Jersey, and various technology projects under way to improve operating efficiencies and overall service quality.
During the meeting, Mr. Doll also acknowledged the departure of former Middlesex Water Chairman, President and Board Member, J. Richard Tompkins from the Board.  The Annual Meeting marked the end of Mr. Tompkins’ three decades of service to Middlesex Water Company and the water industry.  Management’s presentation at the Annual Meeting of Shareholders will be available for viewing for 30 days at the company’s website: www.middlesexwater.com on the Presentations/Interviews page of the Investor Relations section.
At the meeting, shareholders of the Company elected Directors James Cosgrove, Jr. P.E., Amy B. Mansue, John R. Middleton, M.D. and Jeffries Shein and ratified the Audit Committee’s selection of Parente Beard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

About Middlesex Water Company
 Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware.  The Company and its New Jersey subsidiaries – Pinelands Water Company and Pinelands Wastewater Company—are subject to the regulations of the Board of Public Utilities of the State of New Jersey.  Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc.  Middlesex Water also provides contract operations services and a service line maintenance program through its non-regulated subsidiary, Utility Service Affiliates, Inc.  The Company’s regulated Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services, Inc. (TESI) are subject to the regulations of the Public Service Commission in Delaware.  TESI provides regulated wastewater utility services.  White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware.  Twin Lakes Utilities, Inc. provides water services to residents of Shohola, Pennsylvania and is subject to the regulations of the Pennsylvania Utility Commission. These companies are also subject to various Federal, State and regulatory agencies concerning water and wastewater effluent, quality standards.
For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.

This release contains forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others,  our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost  containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey  08830
(732) 638-7549
www.middlesexwater.com